UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (215) 830-0777

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2006, Immunicon Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of $30,000,000 in principal amount of the Company’s unsecured subordinated convertible notes (the “Notes”), convertible initially into an aggregate of up to 7,334,964 shares of the Company’s common stock, and warrants to purchase an aggregate of 1,466,994 shares of the Company’s common stock (the “Warrants”). This offering (the “Offering”) is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-124714) previously filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2005 and declared effective on June 3, 2005 (the “Shelf Registration Statement”). The closing of the Offering is scheduled to occur on or about December 5, 2006, subject to satisfaction or waiver of customary closing conditions. Deutsche Bank Securities Inc. (the “Placement Agent”) acted as exclusive placement agent for the Offering and is entitled to receive a placement agent fee of $2,100,000 (7.0% of the gross proceeds of the Offering) plus reimbursement of certain expenses.

The Company will receive net proceeds of approximately $27.4 million from the sale of the Notes and the Warrants in this Offering after deducting the placement agent fees and estimated Offering expenses payable by the Company. The Company expects to use the net proceeds from this Offering for continued commercialization of its medical diagnostic products and services, including manufacturing and clinical trials, other research, development and marketing activities outside of the field of cancer, capital expenditures and working capital and other general corporate purposes. The Company’s management will have broad discretion to allocate the net proceeds from this Offering. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds of the Offering in investment-grade, interest-bearing securities. The Company would also receive additional funds in the event of any cash exercise of the Warrant.

The maturity date of the Notes will be the third anniversary of the issuance date, subject to extension for an additional two year period with respect to any amounts not converted as of the initial maturity date due to limitations on beneficial ownership. The Notes are not secured by any of the assets of the Company or its subsidiaries. The Notes are subordinated to the indebtedness, liens and guarantees in favor of the lenders under the Company’s senior indebtedness (as defined in the Notes). The Notes will bear interest at 6.00% per annum, payable quarterly in arrears commencing in January 2007, with the interest being payable solely by addition of such interest to principal on a quarterly basis. From and during the occurrence of an Event or Default (as defined in the Notes), the interest rate under the Notes will increase to 12.0% per annum. The principal amount of the Notes, together with any accrued and unpaid interest and any late charges (the “Conversion Amount”), will be convertible by the holders of the Notes, at any time following their issuance, into shares of the Company’s common stock at an initial conversion price of $4.09 per share, subject to certain limitations on beneficial ownership. In addition, the Conversion Amount will also include the net present value of interest on the Note calculated at a 6% discount rate upon any conversion event other than a mandatory conversion event, subject to certain limitations. The conversion price will be subject to certain adjustments set forth in the Notes, including, without limitation, full ratchet anti-dilution protection for any equity or convertible debt issuances within one year of the issuance of the Notes and standard weighted-average anti-dilution protection thereafter and full dilution protection in the event of a future issuance of any securities with a variable price feature, subject to customary exceptions and subject to limitations on the reduction of the conversion price below a $3.415 floor price without subsequent stockholder approval.

If, at any time after the eighteen-month anniversary of the issuance date of the Notes, the last closing sale price of the Company’s common stock on the Nasdaq Global Market (the “Closing Sale Price”) exceeds $7.50 for any twenty consecutive trading days, then the Company will have the right, subject to compliance with certain conditions during the sixty day period prior to the mandatory conversion twenty trading day measurement period, which conditions include but will not be limited to the Company’s continued listing on an eligible trading market, compliance with certain covenants and the lack of occurrence of an Event of Default, to require the holders of the Notes to convert all or any portion of the Conversion Amount into shares of the Company’s common stock at the then-applicable conversion price, subject to certain limitations on beneficial ownership.

The Notes will contain customary Events of Default provisions, including without limitation related to suspension from trading, failure to cure conversion failures, breaches of covenants (including without limitation the debt covenants described below), breaches of material representations, failure to repay certain indebtedness, the occurrence of bankruptcy or similar events, and the rendering of a final judgment in excess of $500,000 not covered by insurance. After the occurrence of an Event of Default, any holder may require the Company to redeem all or a portion of the holder’s Note at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the applicable redemption premium (120%), and (ii) the product of (A) the Conversion Rate (as defined in the Notes) with respect to such Conversion Amount in effect at such time as the holder delivers the redemption notice and (B) the greater of (1) Closing Sale Price of the common stock on the date immediately preceding the Event of Default, and (2) the Closing Sale Price of the common stock on the date immediately after the Event of Default and (3) the Closing Sale Price of the common stock on the date the holder delivers the redemption notice.

In connection with a Change of Control (as defined in the Notes), the holders of the Notes will have the right to require the Company to redeem all or any portion of their Notes at a redemption price (the “Change of Control Redemption Price”) in cash equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the Closing Sale Price of the common stock immediately prior to the consummation of the Change of Control, the Closing Sale Price of the common stock immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the common stock immediately prior to the public announcement of such proposed Change of Control by (B) the then applicable conversion price, and (ii) 120% of the Conversion Amount being redeemed (except for Conversion Amounts not converted because of limitations on beneficial ownership which shall not be multiplied by such 120% premium). Notwithstanding the foregoing, if in any Change of Control the Company is not the Surviving Entity (as defined in the Notes), the Company will be required to redeem all of the Notes at the Change of Control Redemption Price.

For Fundamental Transactions (as defined in the Notes) generally, subject to the foregoing provisions, the Company will be required to reaffirm to the holders its obligations under the financing agreements as well as to provide a confirmation that following the consummation of the Fundamental Transaction, the Note will be convertible into either (i) Common Stock or other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the Successor Entity, or (ii) if the Company is not a publicly traded entity following the Fundamental Transaction, the securities or other cash or assets that the Note holder would have received had it converted the Note immediately prior to the consummation of the Fundamental Transaction.

The Notes will contain covenants which, among other things, restrict the Company’s ability to incur additional Indebtedness (as defined in the Notes) other than in connection with existing Senior Indebtedness (as defined in the Notes) or other Permitted Indebtedness (as defined in the Notes), or to make distributions on or repurchase shares of its common stock. In addition, the Company will be required to maintain Available Cash (as defined in the Notes) as of the end of each fiscal quarter in amount at least equal to the Company’s Cash Burn (as defined in the Notes) for such fiscal quarter multiplied by four. The Company’s Available Cash means an amount equal to the aggregate amount of the Company’s Cash, Cash Equivalent and Eligible Investment Balances (as defined in the Notes), minus the Company’s Increase in Debt Balance (as defined in the Notes).

The Warrants will entitle the holders to purchase up to an aggregate of 1,466,994 shares of the Company’s common stock at an initial exercise price of $4.09 per share, subject to certain limitations on beneficial ownership. Each Purchaser participating in the Offering will receive a Warrant exercisable for a number of shares equal to approximately 20% of the principal amount of the Note issued to such Purchaser divided by the initial conversion price of the Note. The exercise price will be subject to certain adjustments set forth in the Warrants, including, without limitation, full ratchet anti-dilution protection for any equity or convertible debt issuances within one year of the issuance of the Warrants and standard weighted-average anti-dilution protection thereafter and full dilution protection in the event of a future issuance of any securities with a variable price feature, subject to customary exceptions and subject to limitations on the reduction of the exercise price below a $3.415 floor price without subsequent stockholder approval.

In the event of a Fundamental Transaction (as defined in the Warrants), the Warrant holder may require the Company to purchase the Warrant for cash at a price equal to the value of the remaining unexercised portion of the Warrant determined using the Black-Scholes Option Pricing Model. For Fundamental Transactions (as defined in the Warrants) generally, subject to the foregoing provision, the Company will be required to reaffirm to the holders its obligations under the financing agreements as well as to provide a confirmation that following the consummation of the Fundamental Transaction, the Warrant will be exercisable into either (i) Common Stock or other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the Successor Entity, or (ii) if the Company is not a publicly traded entity following the Fundamental Transaction, the securities or other cash or assets that the holder of the Warrant would have received had it exercised the Warrant immediately prior to the consummation of the Fundamental Transaction.

The Warrants may only be exercised on a “cashless exercise” basis in the event that a Shelf Registration Statement or another registration statement is not available at the time of issuance of such Warrants. The Warrants contain provisions requiring the Company to make cash payments to a Warrant holder in amounts described in the Warrants for failure to timely deliver shares of Common Stock upon exercise of the Warrant by a holder.

The Notes and Warrants will be issued pursuant to the terms and conditions of the Purchase Agreement. The Company has made customary representations and warranties in the Purchase Agreement, including, among others, representations and warranties related to (i) the effectiveness of the Company’s shelf registration statement on Form S-3, (ii) the Company’s due organization and valid existence, (iii) the Company’s corporate power and authority to enter into the Purchase Agreement and conduct the Offering, (iv) the Company’s capitalization, (v) the accuracy of the Company’s financial statements and various filings with the SEC and disclosure to the Purchasers. In addition, the Company has made customary covenants in the Purchase Agreement, including, among others, covenants requiring the Company to (i) prepare and timely file and deliver the Prospectus Supplement (as defined below), (ii) use the gross proceeds of the Offering in accordance with the Prospectus Supplement, (iii) not disclose material non-public information to the Purchasers, and (iv) promptly list on the NASDAQ Global Market the shares of common stock underlying the Notes and Warrants upon their respective conversion or exercise. The Purchase Agreement also requires the Company to provide broad indemnification for losses to the Purchasers and persons affiliated with the Purchasers.

The Company has also agreed pursuant to the Purchase Agreement that, for a period of 30 days following the date of the Prospectus Supplement, the Company may not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of the Company’s or its subsidiaries’ common stock or equity, subject to customary exceptions. In addition, until the second anniversary of the Offering, the Company has agreed not to sell any of its securities (subject to customary exceptions) without first providing the Purchasers with the opportunity to purchase their pro rata share of up to 30% of such subsequently offered securities. In addition, the Company has also agreed not to issue any

Notes other than to the Purchasers and not to issue any securities while the Notes are outstanding that would result in a breach or a default under the Notes. The Company has also agreed not to consummate certain dilutive financings or financings with a variable price feature without obtaining stockholder approval if the ability of the holders of the Notes and Warrants to receive the benefit of the anti-dilution adjustment provisions of the Notes and Warrants would be limited without obtaining stockholder approval.

In connection with the Offering, the Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Placement Agent. Under the terms of the Placement Agency Agreement, the Placement Agent agreed to be the Company’s exclusive placement agent, on a best efforts basis, in connection with the issuance and sale of the Notes and the Warrants. The Placement Agency Agreement provides that the obligations of the Placement Agent are subject to certain conditions precedent, including the absence of any material adverse change in the Company’s business and the receipt of certain certificates, opinions and letters from the Company, its counsel and its auditors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of the Notes or any of the Warrants. The Company agreed to pay the Placement Agent a total placement fee equal to 7% of the gross proceeds of the Offering and to reimburse the Placement Agent for certain costs and expenses incurred by it in connection with the Offering, including the fees, disbursements and other charges of counsel to the Placement Agent in an amount not to exceed $150,000. The Placement Agency Agreement also provides for customary indemnification of the Placement Agent.

The foregoing is a summary description of certain terms of the Purchase Agreement, the Notes, the Warrants and the Placement Agency Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Purchase Agreement, the Form of Note, the Form of Warrant and the Placement Agency Agreement attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement, the Form of Note, the Form of Warrant and the Placement Agency Agreement attached hereto.

Also as part of the Offering, the Company is filing a prospectus supplement (the “Prospectus Supplement”), relating to the Offering with the SEC. In connection with the filing of the Prospectus Supplement, the Company is filing, as Exhibit 5.1 hereto, the legal opinion of the Company’s counsel, Morgan, Lewis & Bockius LLP, as to the validity of the Notes, the Warrants and the shares of the Company’s common stock underlying such securities. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement and Prospectus Supplement. This Current Report on Form 8-K shall be deemed incorporated into the Shelf Registration Statement and the Prospectus Supplement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

On December 5, 2006, the Company issued a press release announcing that definitive agreements had been entered into with respect to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Securities Purchase Agreement, dated as of December 4, 2006, by and among Immunicon Corporation and the Purchasers.

10.2	Form of Note.

10.3	Form of Warrant.

10.4	Placement Agency Agreement, dated as of December 4, 2006, between Immunicon Corporation and Deutsche Bank Securities Inc.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion as Exhibit 5.1).

99.1	Press Release dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date: December 5, 2006	By:	/s/ JAMES G. MURPHY
	Name:	James G. Murphy
	Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
5.1	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Securities Purchase Agreement, dated as of December 4, 2006, by and among Immunicon Corporation and the Purchasers.

10.2	Form of Note.

10.3	Form of Warrant.

10.4	Placement Agency Agreement, dated as of December 4, 2006, between Immunicon Corporation and Deutsche Bank Securities Inc.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion as Exhibit 5.1).

99.1	Press Release dated December 5, 2006.